EXHIBIT 32b

Certification Pursuant to Section 1350 of Chapter 63 of Title 18

of the United States Code

I, Ralph A. LaRossa, Chief Executive Officer of Public Service Electric and Gas Company, to the best of my knowledge, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that (i) the Annual Report of Public Service Electric and Gas Company on Form 10-K for the year ended December 31, 2025 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Public Service Electric and Gas Company.

/s/ Ralph A. LaRossa

Ralph A. LaRossa

Public Service Electric and Gas Company
Chief Executive Officer
February 26, 2026